SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2008

TELAVA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

          1-14219

           65-0067192

(Commission File Number)

(IRS Employer Identification No.)

353 Sacramento Street, Suite 1500, San Francisco California     94111

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (415) 321-3490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Colin Tilley resigned effective March 18, 2008, as Senior Executive Vice President of Telava Networks, Inc. for personal reasons. He did not provide a letter regarding his resignation.  Mr. Tilley will continue to serve as a Director on the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELAVA NETWORKS, INC.

   (Registrant)

Date: March 19, 2008 By:

      /s/ Baldwin Yung

     Baldwin Yung, President and Chief Executive Officer